UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2006 (October 6, 2006)
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 6, 2006, IsoRay Medical, Inc., the wholly owned subsidiary of the Registrant, entered into a Contract with FSUE "SSE - Research Institute of Atomic Reactors" ("RIAR") in Russia. The Contract provides for delivery to IsoRay Medical of purified Cs-131 isotope, which is used by IsoRay Medical to produce its proprietary Cs-131 brachytherapy seed used in the treatment of prostate cancer. The total value of the Contract over its term, which expires on May 1, 2014, is $6,300,000. Delivery of the isotope is scheduled to commence in January 2007 and continue through December 2013, upon submission of written orders by IsoRay Medical forty-five days in advance of the planned date of delivery.

IsoRay Medical also entered into an Agreement for Exclusive Right to Buy on October 6, 2006 with RIAR. This Agreement gives IsoRay Medical the exclusive right to purchase the Cs-131 isotope produced by RIAR for a period of seven years, or through October 6, 2013.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.36
Contract No. 840/20553876/11806-32, dated October 6, 2006, by and between IsoRay Medical, Inc. and FSUE “SSC-Research Institute of Atomic Reactors” (confidential treatment requested for redacted portions)

10.37
Agreement for Exclusive Right to Buy, dated October 6, 2006, by and between IsoRay Medical, Inc. and FSUE “SSC-Research Institute of Atomic Reactors” (confidential treatment requested for redacted portions)

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2006

IsoRay, Inc., a Minnesota corporation

By: /s/ Roger E. Girard
Roger E. Girard, CEO